EXHIBIT 10.26

                       TENTH AMENDMENT TO CREDIT AGREEMENT

      THIS TENTH AMENDMENT dated as of March 28, 1995, by and between NORTH ATLANTIC TECHNOLOGIES, INC. (the "Company"), a Minnesota corporation, and FIRST BANK NATIONAL ASSOCIATION (the "Bank"), a national banking association.

         1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement dated December 21, 1987, by and between the Company and the Bank, as amended (the "Credit Agreement"), is hereby amended as follows:

                  (a) The definition of "Pledge Agreement" in Section 1 is amended to read in its entirety as follows:

                  "Pledge Agreement": The Pledge Agreement by and between Willis
                  D. Heim and the Bank, substantially in the form of Exhibit C hereto, as the same may be amended, restated, modified, or supplemented from time to time with the written consent of the Company, which consent shall not be unreasonably withheld.

                  (b) The definition of "Amount of the Commitment" in Section 1 is amended to read in its entirety as follows:

                  "Amount of the Commitment": $1,450,000 or such lesser amount as the Company shall have advised the Bank from time to time in a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Company. Once reduced, the Amount of the Commitment may not be increased.

                  (c) Section 2.01 is hereby amended as follows:

                      2.01 Commitment of the Bank. The Bank, upon the terms
                  and subject to the conditions hereof, will lend to the Company during the period from the Effective Date to the Termination Date, from time to time and in such amounts as the Company shall request, in the form of loans and letters of credit ("Letters of Credit"), an aggregate principal amount at any time outstanding up to but not in excess of the Amount of the Commitment; provided, that the Bank shall not be obligated to make an Advance which, when added to the Aggregate Outstandings, would exceed the Amount of the Commitment.

                  (d) The first sentence in Section 2.02 of the Credit Agreement is amended to read as follows:

                  The obligation to repay Advances made by the Bank, and to pay interest thereon, shall be evidenced by the Company's promissory note dated April 13, 1990, payable to the order of the Bank in the principal amount of $1,450,000, and all amendments, extensions, renewals, and replacements thereof (the "Note"), which shall mature on the Termination Date.

                  (e) Section 2.09 is added as follows:

                      2.09 Letters of Credit. All Letters of Credit must be
                  in form and substance acceptable to the Bank. Prior to the issuance, amendment, extension, renewal, or replacement of any Letter of Credit, the Company shall execute and deliver to the Bank such applications and agreements for the same as the Bank may request, shall pay to the Bank a letter of credit fee and an administrative fee in amounts to be determined by the Bank, and shall comply with such other requirements as the Bank, in its sole discretion, may request in connection with the same. The Company shall pay to the Bank all amounts paid by the Bank under any Letter of Credit immediately upon such payment by the Bank, and the Bank is irrevocably authorized to receive any such payment, without demand or notice of any kind, by making an Advance in the form of a loan. In addition, in the event that any Letters of Credit remain outstanding on the Termination Date or at any time after the occurrence of an Event of Default, the Bank is irrevocably authorized to make one or more Advances in an amount equal to the aggregate outstanding amount of such Letters of Credit, and the Company grants the Bank a first lien and security interest in all such funds, including without limitation all instruments evidencing such funds, and all products and proceeds of the foregoing, as security for all obligations, liabilities, and indebtedness of the Company to the Bank, whether now existing or hereafter arising.

                  (f) Section 6.01(f) is amended to read in its entirety as follows:

                  Default by Willis D. Heim in the performance or observance of any other of the terms, covenants, or conditions of the Pledge Agreement, including failure at any time to pledge sufficient Collateral pursuant to the terms of the Pledge Agreement such that the sum of the market value of the Bonds (as determined by the most recent published closing price published in the Wall Street Journal multiplied by the number of such bonds pledged to the Bank, or if such price quotation is unavailable, such value as is determined by the Bank in its sole discretion) multiplied by .8 and the market value of the Stocks (as determined by the most recent published closing price per share on the New York Stock Exchange multiplied by the number of such shares pledged to the Bank) multiplied by .75 equals or exceeds the Amount of the Commitment, which default is not remedied within ten (10) days after the Bank shall have given him notice of the occurrence thereof; or

                  (g) Section 6.02 is amended by adding the following:

                  In addition to the Bank's other rights and remedies, upon the occurrence of an Event of Default and at any time thereafter, the Bank may declare a sum equal to the then outstanding amount of the Letters of Credit to be due and payable by the Company to the Bank, whereupon the same shall be due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Company. The Company grants the Bank a first lien and security interest in all such funds paid to the Bank, including without limitation all instruments evidencing such funds, and all products and proceeds of the foregoing, as security for all obligations, liabilities, and indebtedness of the Company to the Bank, whether now existing or hereafter arising.

         2. AMENDMENT TO NOTE. The amount of the Company's promissory note dated April 13, 1990, as amended, payable to the order of the Bank (the "Note"), is changed to $1,450,000.

         3. AMENDMENT TO GUARANTY. The second WHEREAS paragraph on the first page of Heim's Guaranty dated December 21, 1987, in favor of the Bank with respect to the Company (the "Guaranty"), is amended to read as follows:

                  WHEREAS, pursuant to the Credit Agreement, the Bank has agreed, upon certain terms and conditions therein provided, to make advances to the Company in an aggregate amount up to but not exceeding the Amount of the Commitment (as such term is defined in the Credit Agreement) to be evidenced by the Company's promissory note dated April 13, 1990, payable to the order of the Bank in the principal amount of $1,450,000, and all amendments, extensions, renewals, and replacements thereof (the "Note"); and

         4. AMENDMENTS TO PLEDGE AGREEMENT. Willis D. Heim's Pledge Agreement dated December 21, 1987, in favor of the Bank, as amended (the "Pledge Agreement"), is hereby amended as follows:

                  (a) The second WHEREAS paragraph on the first page is amended to read as follows:

                           WHEREAS, pursuant to the Credit Agreement, the
                  Pledgee has agreed, upon certain terms and conditions therein provided, to make advances to the Company in an amount up to but not exceeding the amount of the Commitment (as such term is defined in the Credit Agreement) to be evidenced by a promissory note of the Borrower to the Pledgee dated April 13, 1990, in the principal amount of $1,450,000, and all amendments, extensions, renewals, and replacements thereof (the "Note"); and

                  (b) Section 1(a) is amended to read in its entirety as follows:

                  Certain bonds acceptable to the Pledgee which are owned by the Pledgor (all of said bonds being hereinafter referred to as the "Bonds"), certain common stocks acceptable to the Pledgee that can be traded on the New York Stock Exchange and which are owned by the Pledgor (all of said stocks being hereinafter referred to as the "Stocks"), the certificates in negotiable form and duly endorsed in blank representing the Bonds and the Stocks (hereinafter collectively referred to as the "Securities") and any coupons therefor, such that the sum of the market value of the Bonds multiplied by .8 and the market value of the Stocks multiplied by .75 equals or exceeds the Amount of the Commitment; and

                  (c) Each reference to "Bonds" in the Pledge Agreement, other than in Section 1(a) of the Pledge Agreement as amended above, is deemed to be a reference to "Securities."

                  (d) The first sentence of Section 5 is amended to read in its entirety as follows:

                  If an Event of Default as such term is defined in Section 6.01 of the Credit Agreement shall have occurred and be continuing, including failure by the Pledgee at any time to pledge sufficient Collateral such that the sum of the market value of the Bonds (as determined by the most recent published closing price published by the Wall Street Journal multiplied by the number of such Bonds pledged to the Bank, or if such price quotation is unavailable, such value as is determined by the Bank in its sole discretion) multiplied by .8 and the market value of the Stocks (as determined by the most recent published closing price per share on the New York Stock Exchange multiplied by the number of such shares pledged to the Bank) multiplied by .75 equals or exceeds the Amount of the Commitment, which failure is not remedied within ten (10) days after the Pledgee shall have given the Pledgor notice thereof, then the Pledgee shall be entitled to exercise all of the rights and remedies available to a secured party under the Uniform Commercial Code and all rights and remedies available to it under the Secured Obligations and this Pledge Agreement, including without limitation: (a) the right to exercise and enforce its rights under subparagraph 3(b) hereof with respect to the Collateral, and (b) the right to sell, assign, transfer, endorse, and deliver the whole or, from time to time, any part of the Collateral or any interest therein at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit, or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion shall deem appropriate.

         5. Heim consents and agrees to the amendments set forth herein, and agrees that the Guaranty guarantees payment of the Note and all amendments, extensions, renewals, and replacements thereof and all other Guaranteed Obligations as described in the Guaranty, and agrees that the Pledge Agreement secures the Note and all amendments, extensions, renewals, and replacements thereof and all other Secured Obligations as described in the Pledge Agreement, and that all previous amendments to the Pledge Agreement are hereby ratified. The Company consents and agrees to the amendments set forth herein.

         6. Except as amended herein, all provisions of the Credit Agreement, the Note, the Guaranty, and the Pledge Agreement remain in full force and effect. No provision of this Amendment can be amended, modified, waived, or terminated, except by a writing executed by all of the parties hereto. This Amendment shall bind and benefit the parties and their respective heirs, representatives, successors, and assigns; provided, neither the Company nor Heim shall assign any of its or his rights or obligations hereunder without the Bank's prior written consent, and any assignment in violation of this sentence shall be null and void. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

         Executed as of the date first above written.


                                 NORTH ATLANTIC TECHNOLOGIES, INC.


                                 By         /s/ David Paulin

                                          Title      Vice President


                                 FIRST BANK NATIONAL ASSOCIATION


                                 By        /s/ Paul R. Braun

                                          Title     Vice President



                                      /s/ Willis D. Heim
                                 WILLIS D. HEIM, individually